UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

In June 2017, the Board of Directors (the “Board”) of FalconStor Software, Inc. (the “Company”), approved a comprehensive plan to increase operating performance (the “Plan”).

The Plan will result in a realignment and reduction in workforce. When substantially completed by the end of the Company’s fiscal year ending December 31, 2017, the Company expects that the Plan when combined with previous workforce reductions in the second quarter of Fiscal 2017 will have reduced the Company’s workforce to approximately 90 employees. These actions are anticipated to result in an annualized cost savings of approximately $10.0 million. In connection with the Plan, the Company expects to incur total estimated charges of up to $800,000, consisting primarily of severance. In making these changes, the Company prioritized customer support and development while consolidating operations and cutting direct sales resources allowing the company to focus on the install base and develop alternate channels to the market.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Todd Oseth as Chief Executive Officer
As of June 14, 2017, the Board appointed Todd Oseth, [53] as Chief Executive Officer effective July 1, 2017.

Mr. Oseth served as Chief Executive Officer and President of Intermap Technologies Corp. from December 2010 to October 2016. During the last 30 years Mr.Oseth has held executive positions with Sony, EMC, McData/Brocade. In addition he has been involved for numerous startups and turn arounds. Mr. Oseth holds a B.S. degree in Electrical Engineering and Computer Science from the University of Minnesota and an M.B.A. degree from the University of St. Thomas.

In connection with Mr. Oseth’s appointment as Chief Executive Officer, the Board approved an offer letter to Mr. Oseth (the “Offer Letter”), which was executed on June 14, 2017. The Offer Letter provides that Mr. Oseth is entitled to receive an annualized base salary of $350,000, payable in regular installments in accordance with the Company’s general payroll practices. Mr. Oseth will also be eligible for an annual cash bonus of up to $227,500, subject to attainment of performance objectives to be mutually agreed upon and established. Pursuant to the offer letter, it is the intention of the Company to create an equity plan for all employees subject to stockholder approval, for up to 20% of the equity of the Company on a fully diluted basis at the time the equity plan is adopted following stockholder approval. Vesting of the equity issued under the plan would occur only upon a sale of the Company’s assets or capital stock at a premium to the valuation of the Company at the time the equity plan is adopted.

Mr. Oseth’s employment can be terminated at will. If Mr. Oseth’s employment is terminated by the Company other than for cause he is entitled to receive severance equal to 12 months of his base salary if (i) he has been employed by the Company for at least 12 months at the time of termination or (ii) a change of control has occurred within six months of Mr. Oseth’s employment. Except as set forth in the preceding sentence, Mr. Oseth is entitled to receive severance equal to six months of his base salary if he has been employed by the Company for less than six months and his employment was terminated by the Company without cause. Mr. Oseth is also entitled to vacation and other employee benefits in accordance with the Company’s policies as well as reimbursement for an apartment.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Gary Quinn as Chief Executive Officer, President and a Director
On June 14, 2017, the Company accepted the resignation of Gary Quinn from his position as Chief Executive Officer and President and as a Director of the Company effective July 1, 2017. Mr. Quinn will assist in the transition of the Chief Executive Officer role until his departure from the Company. Mr. Quinn’s resignation was not the result of any disagreement related to any matter involving the Company’s operations, policies or practices.

In connection with Mr. Quinn’s departure, on June 14, 2017 the Company and Mr. Quinn entered into a Separation Agreement and General Release (the “Separation Agreement”) attached hereto as Exhibit 10.1. Under the terms of the Separation Agreement, the Company will, among other things, pay Mr. Quinn his current salary through July 24, 2017 and any COBRA expenses through January 31, 2019 to the extent that Mr. Quinn’s health insurance is not covered by the health insurance plan of another entity.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 19, 2017, the Company announced the appointment of Mr. Oseth in a press release. A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in this Item 7.01 to this Current Report on Form 8-K and the exhibit attached hereto pertaining to this item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in the exhibits to this Form 8-K relating to this item 7.01 shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
	Exhibit Number	Description
	10.1	Offer Letter between FalconStor Software, Inc., and Todd Oseth, dated June 14, 2017
	10.2	Separation Agreement and General Release between FalconStor Software, Inc., and Gary Quinn, dated June 14, 2017
	99.1	Press release of the Company dated June 20, 2017, announcing the appointment of Todd Oseth as President & Chief Executive Officer of FalconStor Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

Date: June 20, 2017	By:	/s/ Daniel Murale
		Name:	Daniel Murale
		Title:	Executive Vice President, Chief Financial Officer and Treasurer